Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE

L3Harris Technologies Announces 10% Quarterly Dividend Increase and $4 Billion Share Repurchase Authorization

Highlights:
•	$2.5B in planned share repurchases over the next twelve months
•	Dividend to be re-evaluated in Q1 calendar year 2020

MELBOURNE, Fla., July 1, 2019 — The Board of Directors of L3Harris Technologies, Inc. (NYSE:LHX) has approved a 10% increase in the company’s per share quarterly cash dividend rate from 68.5 cents to 75 cents, corresponding to an increase in the annualized rate from $2.74 to $3.00. This represents an increase of 15% for legacy L3 shareholders. The increase is effective third quarter calendar year 2019, and the company expects to further review its annual cash dividend rate in the first quarter of calendar year 2020, as it transitions to calendar year financial reporting.

In addition, the L3Harris Board has approved a new $4 billion share repurchase authorization, and the company expects to repurchase $2.5 billion in shares outstanding over the next twelve months, funded through available cash. This new program replaced Harris’ and L3’s existing share repurchase programs.

“L3Harris expects to return more than $3 billion to shareholders over the next year through dividends and share repurchases, demonstrating our commitment to return cash to shareholders,” said William M. Brown, Chairman and Chief Executive Officer. “This reflects confidence in our newly combined company’s financial outlook and ability to generate robust and growing free cash flow while continuing to invest in developing innovative and affordable solutions for our customers.”

About L3Harris Technologies

L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across air, land, sea, space and cyber domains. L3Harris has approximately $17 billion in annual revenue and 50,000 employees, with customers in 130 countries. L3Harris.com.

Forward-Looking Statements

This press release contains forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this press release include but are not limited to: expectations regarding dividends and share repurchases and the amount thereof and regarding financial outlook, free cash flow and continuing investments in innovative and affordable solutions. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The declaration of dividends and the amount and timing thereof and the level and timing of share repurchases will depend on a number of factors, including the company’s financial condition, capital requirements, cash flow, results of operations, future business prospects and other factors. There can be no assurances that the company’s annualized cash dividend rate will continue to increase or that the company will achieve its current expected level of share repurchases under the new program, which authorizes open market purchases, private transactions, transactions structured through investment banking institutions and any combinations thereof. The timing, volume and nature of share repurchases are subject to business and market conditions, applicable securities laws, and other factors, and are at the discretion of the company and may be suspended or discontinued at any time without prior notice. Other factors that may impact the company's results and forward-looking statements may be disclosed in the company's filings with the SEC. L3Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Contacts:

Investor Relations:
Anurag Maheshwari, +1-321-727-9383
Anurag.Maheshwari@L3Harris.com

Media Relations:
Jim Burke, +1-321-727-9131
Jim.Burke@L3Harris.com